Exhibit 99.1

CVS Health to Acquire Aetna;

Combination to Provide Consumers with a Better Experience,

Reduced Costs and Improved Access to Health Care Experts

in Homes and Communities Across the Country

•	Combines CVS Health’s Unmatched Local Presence and Clinical Capabilities with Aetna’s Leading Health Care Benefits and Services

•	Provides Greater Integration of Care, Empowering Consumers and their Health Professionals to Make More Informed Decisions

•	Transaction Expected to Generate Significant Synergies for Shareholders and Benefits for Customers

WOONSOCKET, RI and HARTFORD, CT, December 3, 2017 – CVS Health (NYSE: CVS), a company at the forefront of changing the health care landscape, and Aetna (NYSE: AET), one of the nation’s leading diversified health care benefits companies, today announced the execution of a definitive merger agreement under which CVS Health will acquire all outstanding shares of Aetna for a combination of cash and stock. Under the terms of the merger agreement, which has been unanimously approved today by the boards of directors of each company, Aetna shareholders will receive $145.00 per share in cash and 0.8378 CVS Health shares for each Aetna share. The transaction values Aetna at approximately $207 per share or approximately $69 billion1. Including the assumption of Aetna’s debt, the total value of the transaction is $77 billion.

This transaction fills an unmet need in the current health care system and presents a unique opportunity to redefine access to high-quality care in lower cost, local settings—whether in the community, at home, or through digital tools.

CVS Health President and Chief Executive Officer Larry J. Merlo said, “This combination brings together the expertise of two great companies to remake the consumer health care experience. With the analytics of Aetna and CVS Health’s human touch, we will create a health care platform built around individuals. We look forward to working with the talented people at Aetna to position the combined company as America’s front door to quality health care, integrating more closely the work of doctors, pharmacists, other health care professionals and health benefits companies to create a platform that is easier to use and less expensive for consumers.”

This is a natural evolution for both companies as they seek to put the consumer at the center of health care delivery. CVS Health has steadily become an integrated health care company, and Aetna has moved beyond being a traditional insurer to focus more on consumer well-being.

“This is the next step in our journey, positioning the combined company to dramatically further empower consumers. Together with CVS Health, we will better understand our members’ health goals, guide them through the health care system and help them achieve their best health,” said Mark T.

[1]	Based on 5-day Volume Weighted Average Price ending December 1, 2017 of $74.21 per share.

Bertolini, Aetna chairman and CEO. “Aetna has a proud tradition of continually innovating to address unmet consumer needs and providing leading products and services to the marketplace.”

Bertolini continued, “Aetna has a talented and dedicated group of employees working to build a healthier world every day. Our combined company will be more competitive in the marketplace and accelerate progress toward achieving this mission.”

Today, increasing numbers of consumers are taking on more and more responsibility for paying for their health care as the burden of costs is being shifted to them. Together, CVS Health and Aetna will be a trusted community partner who will help consumers better manage the cost of the health care they need. The combined company will also be well positioned to more effectively meet the health needs of many more people, especially the 50 percent of Americans with chronic conditions that account for more than 80 percent of all health care costs. Finally, capabilities developed following this transaction will directly benefit clients of both companies and enable them to better manage their health care costs.

BENEFITS FOR CONSUMERS

Uniquely Integrated, Community-Based Health Care Experience

Consumers will benefit from a uniquely integrated, community-based health care experience. The combined company will also be able to better understand patients’ health goals, guide them through the health care system, and help them achieve their best health. There will be expanded opportunities to bring health care services to consumers every day. CVS Pharmacy locations will include space for wellness, clinical and pharmacy services, vision, hearing, nutrition, beauty, and medical equipment, in addition to the products and services our customers currently enjoy. An entirely new health services offering available in many locations will function as a community-based health hub dedicated to connecting the pathways needed to improve health and answering patients’ questions about their health conditions, as well as prescription drugs and health coverage.

This personalized health care experience will be delivered by connecting Aetna’s extensive network of providers with greater consumer access through CVS Health. This includes more than 9,700 CVS Pharmacy locations and 1,100 MinuteClinic walk-in clinics—as well as further extensions into the community through Omnicare’s senior pharmacy solutions, Coram’s infusion services, and the more than 4,000 CVS Health nursing professionals providing in-clinic and home-based care across the nation. As a result, there will be a better opportunity to utilize local care solutions in a more integrated fashion with the goal of improving patient outcomes.

More Integrated Data and Analytics

The entire health care system will also benefit from broader use of data and analytics, leading to improved patient health at substantially lower cost. This will be achieved, for example, by helping patients avoid unnecessary hospital readmissions. Twenty percent of Medicare patients are readmitted to the hospital soon after being discharged at significant annual costs, much of which is avoidable. Readmission rates can be cut in half if patients have a complete review of their medications after discharge from the hospital to help them manage their care at home. In addition, home devices to monitor activity levels, pulse, and respiratory rates can be used to prevent readmissions. Rather than feeling lost and confused, selected high risk patients discharged from the hospital, or their caregivers, will be able to stop at a health hub location to access services such as medication evaluations, home monitoring and use of durable medical equipment, as needed. All of these services will complement and be integrated with the care provided by their physician and medical team.

Opportunity to Better Fight Chronic Disease

The combined entity will be able to help address the growing cost of treating chronic diseases in important ways. For example, there are 30 million Americans suffering from diabetes, costing the health care system approximately $245 billion annually. Patients with diabetes will receive care in between doctor visits through face-to-face counseling at a store-based health hub and remote monitoring of key indicators such as blood glucose levels. When needed, patients can receive text messages to let them know when their glucose levels deviate from normal ranges. As a follow up, patients can receive counseling on medication adherence, pick up diabetes-related supplies and engage ancillary services such as counsel on weight loss and programs designed to reverse diabetes through nutrition. This will result in better control of their blood sugar levels and better health, which should be appreciated by both patients and their doctors.

“These types of interventions are things that the traditional health care system could be doing,” commented Merlo, “but the traditional health care system lacks the key elements of convenience and coordination that help to engage consumers in their health. That’s what the combination of CVS Health and Aetna will deliver.”

BENEFITS FOR SHAREHOLDERS

As a result of this transaction, shareholders are expected to benefit from a number of outcomes, including enhanced competitive positioning; low- to mid-single digit accretion in the second full year after the close of the transaction, including the ability to deliver $750 million in near-term synergies; and a platform from which to accelerate growth. The combination over the longer term has the potential to deliver significant incremental value as it will spur the development of new products and generate significant new growth opportunities as a uniquely integrated retailer, pharmacy benefits manager and health plan. Aetna shareholders will receive attractive value from the transaction, including $145 per share in cash, and the ability to participate in the future success and high growth potential of the combined company.

TRANSACTION DETAILS

Transaction Terms

Under the terms of the merger agreement, each outstanding share of Aetna common stock will be exchanged for $145.00 in cash and 0.8378 shares of CVS Health common stock. Upon closing of the transaction, Aetna shareholders will own approximately 22% of the combined company and CVS Health shareholders will own approximately 78%.

The transaction is expected to close in the second half of 2018. It is subject to approval by CVS Health and Aetna shareholders, regulatory approvals and other customary closing conditions.

Financing of the Transaction

CVS Health intends to fund the cash portion of the transaction through a combination of existing cash on hand and debt financing. The transaction is not contingent upon receipt of financing. Barclays, Goldman Sachs and Bank of America Merrill Lynch are providing $49 billion of financing commitments.

Governance Details

Upon the closing of the transaction, three of Aetna’s directors, including Aetna’s Chairman and CEO Mark T. Bertolini, will be added to the CVS Health Board of Directors. In addition, members of the Aetna management team will play significant roles in the newly combined company. Aetna will operate as a stand-alone business unit within the CVS Health enterprise and will be led by members of their current management team.

Advisors

Barclays and Goldman Sachs are serving as financial advisors to CVS Health, and Centerview Partners also provided financial advice to the CVS Health Board of Directors. The company was advised on legal matters by Shearman & Sterling LLP, Dechert LLP, and McDermott Will & Emery LLP. Lazard and Allen & Company LLC are serving as financial advisors to Aetna and Evercore is serving as financial advisor to Aetna’s Board of Directors. Davis Polk & Wardwell LLP is acting as Aetna’s legal advisor.

Joint Conference Call and Webcast

CVS Health and Aetna will be holding a joint conference call for the investment community tomorrow, December 4, at 8:30 a.m. ET. To access the call, please dial (800) 926-4425 (in the U.S. or Canada) or (212) 231-2913 (internationally). A replay of the call will be available as soon as practicable following the end of the call until 11:00 a.m. ET on Wednesday, January 3, 2018, by dialing (800) 633-8284 (in the U.S. or Canada) or (402) 977-9140 (internationally), and entering reservation number 21876084. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com as well as Aetna’s Investor Information website at www.aetna.com/investor. This webcast will be archived and available on these websites for a one-year period following the conference call.

About CVS Health

CVS Health is a pharmacy innovation company helping people on their path to better health. Through its 9,700 retail locations, more than 1,100 walk-in medical clinics, a leading pharmacy benefits manager with nearly 90 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year, expanding specialty pharmacy services, and a leading stand-alone Medicare Part D prescription drug plan, the company enables people, businesses and communities to manage health in more affordable and effective ways. This unique integrated model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

About Aetna

Aetna is one of the nation’s leading diversified health care benefits companies, serving an estimated 44.6 million, at September 30, 2017, people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities, Medicaid health care management services, workers’ compensation administrative services and health information technology products and services. Aetna’s customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. For more information, see www.aetna.com and learn about how Aetna is helping to build a healthier world. @AetnaNews

Contacts:

IR contact for CVS Health: Mike McGuire, 401.770.4050, Michael.Mcguire@CVSHealth.com

Media contact for CVS Health: Carolyn Castel, 401.714.6904, Carolyn.Castel@CVSHealth.com

IR contact for Aetna: Joe Krocheski, 860.273.0896, krocheskij@aetna.com

Media contact for Aetna: T.J. Crawford, 212.457.0583, crawfordt2@aetna.com

XXX

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a safe harbor for forward-looking statements made by or on behalf of CVS Health or Aetna. This communication may contain forward-looking statements within the meaning of the Reform Act. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond CVS Health’s and Aetna’s control.

Statements in this communication regarding CVS Health and Aetna that are forward-looking, including CVS Health’s and Aetna’s projections as to the closing date for the pending acquisition of Aetna (the “transaction”), the extent of, and the time necessary to obtain, the regulatory approvals required for the transaction, the anticipated benefits of the transaction, the impact of the transaction on CVS Health’s and Aetna’s businesses, the expected terms and scope of the expected financing for the transaction, the ownership percentages of CVS Health’s common stock of CVS Health stockholders and Aetna shareholders at closing, the aggregate amount of indebtedness of CVS Health following the closing of the transaction, CVS Health’s expectations regarding debt repayment and its debt to capital ratio following the closing of the transaction, CVS Health’s and Aetna’s respective share repurchase programs and ability and intent to declare future dividend payments, the number of prescriptions used by people served by the combined companies’ pharmacy benefit business, the synergies from the transaction, and CVS Health’s, Aetna’s and/or the combined company’s future operating results, are based on CVS Health’s and Aetna’s managements’ estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond their control. In particular, projected financial information for the combined businesses of CVS Health and Aetna is based on estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of CVS Health and Aetna. Important risk factors related to the transaction could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that a condition to the closing of the proposed transaction may not be satisfied; the ability to achieve the synergies and value creation contemplated; CVS Health’s ability to promptly and effectively integrate Aetna’s businesses; and the diversion of and attention of management of both CVS Health and Aetna on transaction-related issues.

In addition, this communication may contain forward-looking statements regarding CVS Health’s or Aetna’s respective businesses, financial condition and results of operations. These forward-looking statements also involve risks, uncertainties and assumptions, some of which may not be presently known to CVS Health or Aetna or that they currently believe to be immaterial also may cause CVS Health’s or Aetna’s actual results to differ materially from those expressed in the forward-looking statements, adversely impact their respective businesses, CVS Health’s ability to complete the transaction and/or CVS Health’s ability to realize the expected benefits from the transaction. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the transaction and/or CVS Health or Aetna, CVS Health’s ability to successfully complete the transaction and/or realize the expected benefits from the transaction. Additional information concerning these risks, uncertainties and assumptions can be found in CVS Health’s and Aetna’s respective filings with the SEC, including the risk factors discussed in “Item 1.A. Risk Factors” in CVS Health’s and Aetna’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC.

You are cautioned not to place undue reliance on CVS Health’s and Aetna’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither CVS Health nor Aetna assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between CVS Health Corporation (“CVS Health”) and Aetna, Inc. (“Aetna”), CVS Health and Aetna will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a CVS Health registration statement on Form S-4 that will include a joint proxy statement of CVS Health and Aetna that also constitutes a prospectus of CVS Health, and a definitive joint proxy statement/prospectus will be mailed to stockholders of CVS Health and shareholders of Aetna. INVESTORS AND SECURITY HOLDERS OF CVS HEALTH AND AETNA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by CVS Health or Aetna through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CVS Health will be available free of charge within the Investors section of CVS Health’s Web site at http://www.cvshealth.com/investors [or by contacting CVS Health’s Investor Relations Department at 800-201-0938. Copies of the documents filed with the SEC by Aetna will be available free of charge on Aetna’s internet website at http://www.Aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-8204.

Participants in Solicitation

CVS Health, Aetna, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of CVS Health is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016 (“CVS Health’s Annual Report”), which was filed with the SEC on February 9, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 31, 2017, and its Current Report on Form 8-K, which was filed with the SEC on May 12, 2017. Information about the directors and executive officers of Aetna is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016 (“Aetna’s Annual Report”), which was filed with the SEC on February 17, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 7, 2017 and its Current Reports on Form 8-K, which were filed with the SEC on May 24, 2017 and October 2, 2017. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

###